UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 26, 2005

Western Goldfields, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

961 Matley Lane, Suite 120 Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of President and CEO.

On October 21, 2005, Thomas K. Mancuso, our President/CEO and Director, tendered his resignation effective October 21, 2005.

(c) Resignation of Vice President of Exploration

On October 25, 2005, Thomas E. Callicrate, our Vice President of Exploration and Director, tendered his resignation effective October 21, 2005.

(d) Resignation of Chairman of the Board of Directors

On October 25, 2005, James D. Mancuso, Chairman of the Board of Directors, tendered his resignation as Chairman effective October 21, 2005. Mr. Mancuso still remains on the Board of Directors for the Company.

(e) Appointment President/CEO and Chairman of the Board of Directors.

On October 25, 2005, Douglas J. Newby, was appointed as the Company’s President/CEO and Chairman of the Board of Directors, effective October 21, 2005.

Mr. Newby will cease to serve as Executive Vice-President under an existing consulting agreement the Company and Proteus Capital Corp, of which he is the President, entered into April 1, 2003. The terms of his new employment have yet to be agreed.

Mr. Newby has served as Director since January 2004. Mr. Newby has been President of Proteus Capital Corp., a corporate advisory firm that specializes in the natural resource industries, since July 2001. Mr. Newby served as Managing Director of Proteus Consultants Ltd. from January 1991 to July 2001 and Managing Partner of Moyes Newby & Co., Inc. from April 1994 to December 1998, both of which provided corporate advisory services primarily to the international energy and mining industries. Since January 2004, Mr. Newby has served as Vice-President of Cadence Resource Corporation, an oil and gas exploration and development company. Before forming Proteus Consultants Ltd., Mr. Newby held senior positions with the investment banking firms of S.G. Warburg & Co., Inc., Morgan Grenfell & Co., and James Capel & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Goldfields, Inc.

Date: October 26, 2005	By:	/s/ Becky Corigliano
Name: Becky Corigliano
Title: Chief Financial Officer